Exhibit 5.4

[GRAPHIC OMITTED]                              FOLEY & LARDNER LLP
: FOLEY                                        ATTORNEYS AT LAW

                                               The Greenleaf Building
                           March 31, 2004      200 Laura Street
                                               Jacksonville, Florida  32202-3510
                                               P. O. Box 240
                                               Jacksonville, Florida  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700 FAX
                                               www.foley.com

                                               CLIENT/MATTER NUMBER
                                               040521-0201

Regency Centers, L.P.
121 West Forsyth Street
Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-3 (SEC File No. 333-58966) of Regency Centers, L.P. (the "Issuer") and Regency Centers Corporation, as guarantor ("Regency"), under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of
(a) $150,000,000 aggregate principal amount of 4.950% Notes Due April 15, 2014 of the Issuer (the "Notes") and (b) the guarantee of Regency with respect to the Notes (the "Guarantees"), to be issued against payment therefor.

         In connection with the issuance of such securities, we have examined and are familiar with: (a) the agreement of limited partnership of the Issuer, as presently in effect, (b) the articles of incorporation and bylaws of Regency, as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency, as general partner of the Issuer, in connection with the issuance and sale of the Notes, (d) the proceedings of and actions taken by the Board of Directors of Regency, on its own behalf, in connection with the issuance of the Guarantees and (e) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         1. The Notes have been duly authorized, and when duly executed, authenticated, issued and delivered against payment therefor, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         2. The Guarantees have been duly authorized, and when duly executed, issued and delivered by Regency and, when the Notes have been issued and authenticated, will constitute valid and legally binding obligations of Regency enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


BRUSSELS     DETROIT         MILWAUKEE      SAN DIEGO/DEL MAR   TAMPA
CHICAGO      JACKSONVILLE    ORLANDO        SAN FRANCISCO       TOKYO
DENVER       LOS ANGELES     SACRAMENTO     SILICON VALLEY      WASHINGTON, D.C.
             MADISON         SAN DIEGO      TALLAHASSEE         WEST PALM BEACH

Regency Centers, L.P.
March 31, 2004
Page 2


         We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5.3 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus and any supplements thereto. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Sincerely,

                                        FOLEY & LARDNER LLP



                                        By:   /s/ Linda Y. Kelso
                                           -------------------------------------